FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

Highlights and Significant Items

•	Adjusted Funds from Operations (“AFFO”) of $0.44 and $1.71 per share (see Schedule I).

•	Closed a $312.9 million CRE securitization at a weighted average cost of LIBOR + 171 bps.

•	From mid-August through November 2, 2015, RSO has repurchased $24.8 million of common stock, which includes $15.4 million repurchased through September 30, 2015.

•	Net interest income increased $89,000, or 0.4% and $6.1 million, or 10.3%, as compared to the three and nine months ended September 30, 2014.

•	Originated $147.8 million in new commercial real estate ("CRE") loans during the three month period, $489.1 million during the nine month period and $791.4 million during the 12 month period.

•	GAAP net income (loss) allocable to common shares of $0.21 and $(0.45) per share.

•	Common stock cash dividend of $0.64 and $1.92 per share.

New York, N.Y., November 3, 2015 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on CRE assets, commercial mortgage-backed securities (“CMBS”), middle market loans, commercial finance assets and other investments, reported results for the three and nine months ended September 30, 2015. All per share amounts stated in this release take into account the one-for-four reverse stock split effective on August 31, 2015 as though it were in full effect for all periods presented for comparison purposes.

•
AFFO for the three and nine months ended September 30, 2015 was $14.6 million, or $0.44 per share and $56.0 million, or $1.71 per share, respectively, as compared to $24.3 million, or $0.74 per share and $73.3 million, or $2.28 for the three and nine months ended September 30, 2014, respectively. A reconciliation of GAAP net income (loss) to AFFO is set forth in Schedule I of this release.

•
GAAP net income (loss) allocable to common shares for the three and nine months ended September 30, 2015 was $6.8 million, or $0.21 per share-diluted and ($14.8) million, or $(0.45) as compared to net income of $7.3 million, or $0.22 per share-diluted and $37.1 million, or $1.15 for the three and nine months ended September 30, 2014, respectively.

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio, at carrying value, is comprised of approximately 99% senior whole loans as of September 30, 2015, an increase from 94% as of December 31, 2014.

•
$1.5 billion, or 93%, of floating rate loans in the CRE portfolio have London Interbank Offered Rate (“LIBOR”) floors with a weighted average floor of 0.49%, or 30 basis points above one-month LIBOR, as of September 30, 2015.

•
Interest income on whole loans increased by $7.1 million, or 49.8%, to $21.5 million during the three months ended September 30, 2015 as compared to $14.4 million during the three months ended September 30, 2014.

•	Closed and funded $710.5 million of new whole loans in the 12 months ended September 30, 2015, with a weighted average yield of 5.61%, including amortization of origination fees.
The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three, nine and 12 months ended September 30, 2015 (in millions, except percentages):

	Three Months Ended	Nine Months Ended	12 Months Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate
	September 30, 2015	September 30, 2015	September 30, 2015
New whole loans funded and originated	$139.8	$454.7	$710.5	4.64%	—%
Unfunded loan commitments	8.0	34.4	80.9
New loans originated	147.8	489.1	791.4
Payoffs (3)	(65.7)	(170.3)	(190.8)
Previous commitments funded	11.1	36.6	46.3
Principal pay downs	(0.4)	(2.0)	(4.3)
Unfunded loan commitments	(8.0)	(34.4)	(80.9)
Loans, net funded	$84.8	$319.0	$561.7

(1)
Represents the weighted-average rate above the one-month LIBOR on loans whose interest rate is based on LIBOR as of September 30, 2015. $94.8 million of loans originated during the three months ended September 30, 2015 have LIBOR floors, with a weighted average floor of 0.21%, or 2 basis points, above one-month LIBOR as of September 30, 2015.

(2)	Reflects rates on new whole loans funded and originated during the three months ended September 30, 2015.

(3)	CRE loan payoffs and extensions resulted in $1.1 million of exit fees earned during the nine months ended September 30, 2015.
Commercial Real Estate Term Facilities
In September 2015, RCC Real Estate SPE 6, LLC, an indirect wholly-owned subsidiary of RSO, entered into a $250.0 million master repurchase and securities contract agreement with Morgan Stanley Bank, N.A., to be used to finance RSO’s commercial real estate lending business. Each repurchase transaction specifies its own terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The financing provided by the Repurchase Facility matures on September 10, 2018, subject to one-year extensions and subject further to the right of RSO to repurchase assets held in the facility earlier. This augments RSO's existing $400.0 million term facility to bring total capacity on CRE loan term facilities to $650.0 million.
Commercial Finance & Middle Market Loans

•
During 2015, RSO increased the total availability on a syndicated revolving credit facility used to fund middle market loans by $85.0 million, from $140.0 million to $225.0 million, and total commitment to $300.0 million. At September 30, 2015, $162.0 million was outstanding on the facility.

•	RSO's middle market loan portfolio was $349.5 million at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 8.44% at September 30, 2015.

•
RSO's legacy bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds, and loans held for sale was $152.6 million at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.60% at September 30, 2015. RSO's bank loan portfolio was completely match-funded through a collateralized loan obligation issuer ("CLO").

•	RSO earned $2.7 million of net fees through its subsidiary, Resource Capital Asset Management, during the nine months ended September 30, 2015.

The following table summarizes RSO's middle market loan activities and fundings of previous commitments, at par, for the three months, nine months and 12 months ended September 30, 2015 (in millions, except percentages):

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015	12 Months Ended September 30, 2015	Weighted Average Spread (1)	Weighted Average All-in Rate (2)	Weighted Average Yield

New loans funded and originated	$33.1	$130.1	$216.8	8.44%	9.49%	9.76%
Unfunded loan commitments	—	4.8	6.3
New loans originated	33.1	134.9	223.1
Payoffs and sales	(20.7)	(53.7)	(58.4)
Previous commitments funded	7.6	12.7	13.2
Principal pay downs	(1.5)	(4.5)	(6.4)
Unfunded loan commitments	—	(4.8)	(6.3)
Loans, net funded	$18.5	$84.6	$165.2

(1)
Represents the weighted-average rate above the one-month and three-month LIBOR on loans whose interest rate is based on LIBOR as of September 30, 2015, excluding fees. Of these loans, $293.2 million have LIBOR floors with a weighted average floor of 1.21%.

(2)	Reflects rates on RSO's portfolio balance as of September 30, 2015, excluding fees.
Liquidity
At October 31, 2015, after paying its third quarter 2015 common and preferred stock dividends, RSO's liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $76.5 million and restricted cash of $1.7 million in margin call accounts;

•
capital available for reinvestment in one of RSO's CRE collateralized debt obligation issuers ("CDO") of $250,000 and two of its CRE securitizations of $6.7 million, all of which is designated to finance future funding commitments on CRE loans; and

•	loan principal repayments of $16.9 million that will pay down outstanding CLO note balances, as well as interest collections of $1.8 million.
In addition, RSO has $266.8 million and $207.5 million, respectively, available through two term financing facilities to finance the origination of CRE loans and $74.1 million available through a term financing facility to finance the purchase of CMBS. RSO also has $50.9 million available through a middle market syndicated revolving credit facility to finance the direct origination of middle market loans and purchase of syndicated bank loans.
Equity Allocation
As of September 30, 2015, RSO had allocated its invested equity capital among its targeted asset classes as follows: 69% in CRE assets, 27% in commercial finance and middle market assets and 4% in other investments.
Book Value
As of September 30, 2015, RSO’s book value per common share was $17.95, a decrease from $20.28 per common share at December 31, 2014.  Total stockholders’ equity at September 30, 2015, which measures equity before the consideration of non-controlling interests, was $843.3 million, of which $274.7 million was attributable to preferred stock. Total stockholders’ equity at December 31, 2014 was $935.5 million of which $271.7 million was attributable to preferred stock.

Capital Transactions
During the quarter ended September 30, 2015, RSO’s Board of Directors approved a one-for-four reverse stock split, which became effective on August 31, 2015. Also, on August 3, 2015, RSO’s Board of Directors authorized a plan to repurchase up to $50.0 million of its outstanding debt and equity securities, which was implemented during the period. In August and September 2015, RSO repurchased $15.4 million of its common stock that represented approximately 3.5% of the outstanding common shares.
The following is a summary of the effect of these programs as well as some less significant items that impacted RSO’s outstanding common share count during the quarter ended September 30, 2015:

Outstanding common shares, beginning of period July 1, 2015	134,172,504
Issuances through DRSPP (1) in July and August	18,337
Restricted share issuance net of forfeitures - August	44,421
Shares repurchased during August	(2,292,700)
Outstanding shares prior to effective reverse stock split	131,942,562
Outstanding shares immediately following 1-4 reverse stock split	32,985,641
Issuances though DRSPP, net of forfeitures - September	212
Shares repurchased during September	(615,831)
Outstanding common shares, end of period September 30, 2015	32,370,022
Less: unvested restricted stock at September 30, 2015	(694,430)
Common shares used to determine book value per share	31,675,592
(1) Dividend Reinvestment and Share Purchase Program, or "DRSPP"

Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of September 30, 2015, classified by asset type:

	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
As of September 30, 2015
Loans Held for Investment:
Commercial real estate loans (1):
Whole loans	$1,603,385	$1,599,371	62.69%	5.21%
B notes	15,964	15,944	0.62%	8.68%
Mezzanine loans	45,387	7,307	0.29%	9.01%
Bank loans (4)	149,633	148,549	5.82%	3.72%
Middle market loans (5)	349,471	345,385	13.54%	9.49%
Residential mortgage loans	2,422	2,422	0.09%	4.44%
	2,166,262	2,118,978	83.05%
Loans held for sale (2):
Bank loans	2,994	2,994	0.12%	1.97%
Residential mortgage loans	113,007	113,007	4.43%	3.90%
	116,001	116,001	4.55%
Investments in Available-for-Sale Securities:
CMBS-private placement	175,167	177,825	6.97%	5.19%
RMBS	2,286	2,320	0.09%	5.19%
ABS (3)	47,110	52,148	2.04%	N/A
Corporate Bonds	2,420	2,307	0.09%	4.88%
	226,983	234,600	9.19%
Investment Securities-Trading:
Structured notes (3)	29,647	25,715	1.01%	N/A
	29,647	25,715	1.01%
Other (non-interest bearing):
Property held for sale	180	180	0.01%	N/A
Investment in unconsolidated entities	55,858	55,858	2.19%	N/A
	56,038	56,038	2.20%
Total Investment Portfolio	$2,594,931	$2,551,332	100.00%

(1)
Net carrying amount includes allowance for loan losses of $42.1 million at September 30, 2015, allocated as follows: general allowance: B notes $20,000, mezzanine loans $8,000 and whole loans $1.8 million; specific allowance: mezzanine loans $38.1 million and whole loans $2.2 million.

(2)	Loans held for sale are carried at the lower of cost or market.

(3)	There is no stated rate associated with these securities.

(4)	Net carrying amount includes allowance for loan losses of $1.1 million at September 30, 2015.

(5)	Net carrying amount includes allowance for loan losses of $4.1 million at September 30, 2015.

Supplemental Information
The following schedules of reconciliations and supplemental information as of September 30, 2015 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Summary of Securitization Performance Statistics.

•	Supplemental Information regarding loan investment statistics, CRE loans, bank loans and middle market loans.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. RSO also makes other middle market loans, commercial finance and residential mortgage investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), an asset management company that specializes in real estate and credit investments.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.

Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends have in the past affected and may in the future affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions have in the past impaired and may in the future impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of operations, reconciliation of GAAP net income (loss) to FFO and AFFO, summary of securitization performance statistics and supplemental information regarding RSO's CRE loan, bank loan and middle market loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$104,735	$79,905
Restricted cash	24,110	122,138
Investment securities, trading	25,715	20,786
Investment securities available-for-sale, pledged as collateral, at fair value	118,797	197,800
Investment securities available-for-sale, at fair value	115,803	77,920
Linked transactions, net at fair value	—	15,367
Loans held for sale ($105.1 million and $113.4 at fair value)	116,001	113,675
Property held for sale	180	180
Loans, pledged as collateral and net of allowances of $47.3 million and $4.6 million	2,118,978	1,925,980
Loans receivable–related party	—	558
Investments in unconsolidated entities	55,858	59,827
Derivatives, at fair value	3,730	5,304
Interest receivable	13,923	16,260
Deferred tax asset, net	11,351	12,634
Principal paydown receivable	32,100	40,920
Direct financing leases	1,135	2,109
Intangible assets	25,806	18,610
Prepaid expenses	5,049	4,196
Other assets	12,771	14,510
Total assets	$2,786,042	$2,728,679
LIABILITIES (2)
Borrowings	$1,880,891	$1,716,871
Distribution payable	24,744	30,592
Accrued interest expense	5,437	2,123
Derivatives, at fair value	7,466	8,476
Accrued tax liability	4,697	9,219
Accounts payable and other liabilities	9,531	9,287
Total liabilities	1,932,766	1,776,568
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share,1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 5,740,479 and 5,601,146 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 32,370,022 and 33,243,794 shares issued and outstanding (including 694,430 and 505,910 unvested restricted shares)	32	33
Additional paid-in capital	1,237,198	1,245,345
Accumulated other comprehensive income (loss)	374	6,043
Distributions in excess of earnings	(394,278)	(315,910)
Total stockholders’ equity	843,338	935,523
Non-controlling interests	9,938	16,588
Total equity	853,276	952,111
TOTAL LIABILITIES AND EQUITY	$2,786,042	$2,728,679

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets above:
Cash and cash equivalents	$188	$25
Restricted cash	22,206	121,247
Investment securities available-for-sale, pledged as collateral, at fair value	76,517	119,203
Loans held for sale	2,994	282
Loans, pledged as collateral and net of allowances of $43.0 million and $3.3 million	1,566,454	1,261,137
Interest receivable	7,848	8,941
Prepaid expenses	194	221
Principal paydown receivable	32,100	25,767
Other assets	882	(12)
Total assets of consolidated VIEs	$1,709,383	$1,536,811

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Borrowings	$1,189,092	$1,046,494
Accrued interest expense	953	1,000
Derivatives, at fair value	4,774	8,439
Unsettled loan purchases	—	(529)
Accounts payable and other liabilities	208	(386)
Total liabilities of consolidated VIEs	$1,195,027	$1,055,018

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES
Interest income:
Loans	$33,502	$27,026	$95,924	$73,474
Securities	4,866	5,168	14,418	12,563
Leases	(8)	—	250	—
Interest income − other	968	1,647	2,919	5,481
Total interest income	39,328	33,841	113,511	91,518
Interest expense	16,906	11,508	47,611	31,746
Net interest income	22,422	22,333	65,900	59,772
Rental income	—	1,118	—	7,777
Dividend income	17	16	50	169
Fee income	1,266	2,344	6,317	7,166
Total revenues	23,705	25,811	72,267	74,884
OPERATING EXPENSES
Management fees − related party	3,252	3,606	10,312	10,000
Equity compensation − related party	(225)	798	1,561	4,497
Rental operating expense	—	695	6	5,168
Lease operating	(33)	—	14	—
General and administrative - Corporate	4,372	3,716	13,222	11,305
General and administrative - PCM	6,966	4,631	20,767	12,196
Depreciation and amortization	628	562	1,814	2,158
Impairment losses	—	—	59	—
Provision (recovery) for loan losses	1,034	1,439	43,834	(1,739)
Total operating expenses	15,994	15,447	91,589	43,585

	7,711	10,364	(19,322)	31,299
OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated subsidiaries	334	887	1,702	4,663
Net realized and unrealized gain (loss) on sales of investment securities available-for-sale and loans and derivatives	5,812	4,226	29,980	7,962
Net realized and unrealized gain (loss) on investment securities, trading	(580)	376	1,773	(1,834)
Unrealized gain (loss) and net interest income on linked transactions, net	—	177	235	7,494
(Loss) on reissuance/gain on extinguishment of debt	(332)	(1,867)	(1,403)	(2,469)
(Loss) gain on sale of real estate	(19)	(69)	(19)	2,973
Other income (expense)	—	—	—	(1,262)
Total other income (expense)	5,215	3,730	32,268	17,527

INCOME (LOSS) BEFORE TAXES	12,926	14,094	12,946	48,826
Income tax (expense) benefit	1,796	237	(2,969)	667
NET INCOME (LOSS)	14,722	14,331	9,977	49,493

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net (income) loss allocated to preferred shares	(6,115)	(5,545)	(18,322)	(11,303)
Net (income) loss allocable to non-controlling interest, net of taxes	(1,829)	(1,458)	(6,486)	(1,069)
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$6,778	$7,328	$(14,831)	$37,121
NET INCOME (LOSS) PER COMMON SHARE – BASIC	$0.21	$0.23	$(0.45)	$1.17
NET INCOME (LOSS) PER COMMON SHARE – DILUTED	$0.21	$0.22	$(0.45)	$1.15
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − BASIC	32,515,226	32,413,591	32,726,194	31,858,595
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − DILUTED	32,951,217	32,806,940	32,726,194	32,176,479

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)
Funds from Operations
The Company evaluates its performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations, or AFFO, in addition to net income.  The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s operating performance. The Company calculates AFFO by adding or subtracting from FFO the impact of non-cash accounting items as well as the effects of items that are deemed to be non-recurring in nature.  The Company deems transactions to be non-recurring if a similar transaction has not occurred in the past two years, and if it does not expect a similar transaction to occur in the next two years.  The Company adjusts for these non-cash and non-recurring items to analyze its ability to produce cash flow from on-going operations, which is used to pay dividends to its shareholders. Non-cash adjustments to FFO include the following:  impairment losses resulting from fair value adjustments on financial instruments; provisions for loan losses; equity investment gains and losses; straight-line rental effects; share-based compensation expense; amortization of various deferred items and intangible assets; gains on sales of propeties that are wholly owned or owned through a joint venture; the cash impact of capital expenditures that are related to the Company's real estate owned; and REIT tax planning adjustments, which primarily relate to accruals for owned properties for which the Company made a foreclosure election and adjustments to tax estimates with respect to the final resolution of foreclosed property when it is listed for sale. In addition, the Company calculates AFFO by adding and subtracting from FFO the realized cash impacts of the following: extinguishment of debt, reissuances of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of the Company's operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs. Management uses FFO and AFFO as measures of the Company's operating performance, and believes they are also useful to investors, because they facilitate an understanding of the Company's operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not allow accurate period to period comparisons of the Company's operating performance.

While the Company's calculations of FFO and AFFO may differ from the methodology used for calculating FFO and AFFO by other REITs, and its FFO and AFFO may not be comparable to FFO and AFFO reported by other REITs, the Company also believes that FFO and AFFO may provide the Company and its investors with an additional useful measure to compare its performance with some other REITs. Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of the Company's operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

The following table reconciles GAAP net income (loss) to FFO and AFFO for the periods presented (unaudited) (in thousands, except share and per share data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss) allocable to common shares - GAAP	$6,778	$7,328	$(14,831)	$37,121
Adjustments:
Real estate depreciation and amortization	—	—	—	506
(Gains) losses on sales of property (1)	19	(701)	19	(5,479)
Gains on sale of preferred equity	—	(58)	—	(1,107)
FFO allocable to common shares	6,797	6,569	(14,812)	31,041
Adjustments:
Non-cash items:
Provision (recovery) for loan losses	830	528	42,570	1,091
Amortization of deferred costs (non real estate) and intangible assets	3,900	2,641	9,754	5,804
Amortization of discount on convertible senior notes	708	429	1,656	1,452
Equity investment (gains) losses	(961)	(13)	(1,363)	1,547
Share-based compensation	(225)	798	1,560	4,497
Impairment losses	—	—	59	—
Unrealized losses (gains) on CMBS marks - linked transactions (2)	—	211	(235)	(1,991)
Unrealized (gains) losses on trading portfolio	1,054	(214)	(264)	1,257
Unrealized (gains) losses on FX transactions	(2,750)	2,687	2,101	2,541
Unrealized (gains) losses on derivatives	1,248	379	2,324	379
Straight-line rental adjustments	—	—	—	2
Loss on resale of debt	332	1,867	1,403	2,469
Change in mortgage servicing rights valuation reserve	900	—	650	300
Change in residential loan warranty reserve	201	—	601	—
Dead deal costs	—	—	399	—
REIT tax planning adjustments	—	293	317	1,420
Cash items:
Gains (losses) on sale of property (1)	(19)	701	(19)	5,479
Gains on sale of preferred equity	—	58	—	1,107
Gains (losses) on extinguishment of debt	2,607	7,333	9,252	14,932
Capital expenditures	—	—	—	(38)
AFFO allocable to common shares	$14,622	$24,267	$55,953	$73,289

Weighted average shares – diluted	32,951	32,807	32,726	32,176

AFFO per share – diluted	$0.44	$0.74	$1.71	$2.28

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of joint venture real estate interests that were recorded by RSO on an equity basis.

(2)	As the result of an accounting standards update adopted on January 1, 2015, RSO unlinked its previously linked transactions.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of the Company's securitizations for the periods presented (in thousands):

Name	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Nine Months Ended September 30,	Year Ended December 31,	As of September 30,	As of September 30,	As of Initial Measurement Date
	2015 (1)	2014 (1)	2015 (2) (3)	2015 (4)
Apidos III (5)	$13,932	$3,551	$—	$—	$—
Apidos Cinco	$5,268	$9,757	$4,463	$21,450	$17,774
RREF 2006-1	$2,623	$10,172	$3,471	$91,865	$24,941
RREF 2007-1	$3,641	$7,630	$3,169	$66,280	$26,032
RCC CRE Notes 2013	$7,464	$11,860	N/A	N/A	N/A
RCC 2014-CRE2 (6)	$11,831	$5,463	N/A	$20,663	$20,663
RCC 2015-CRE3 (7)	$6,202	N/A	N/A	$20,313	$20,313
RCC 2015-CRE4 (8)	$382	N/A	N/A	$9,397	$9,397
Moselle CLO S.A. (9)	$29,099	$2,891	N/A	N/A	N/A
* The above table does not include Apidos CDO I, Apidos CLO VIII or Whitney CLO I, as these CLOs were previously called and were substantially liquidated. No securitizations had open reinvestment periods as of September 30, 2015.

(1)
Distributions on retained equity interests in securitizations (comprised of note investments and preference share ownership) and principal paydowns on notes owned; RREF 2006-1 includes $0 and $4.2 million of principal paydowns during the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively.

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of securitization notes senior to the Company's preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(5)	Apidos III was liquidated on June 12, 2015 and substantially all of its assets were sold. The Company received a return of principal of $12.8 million through September 30, 2015.

(6)
Resource Capital Corp. 2014-CRE2 has no reinvestment period; however, principal repayments, for a period ending in July 2016, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(7)
Resource Capital Corp. 2015-CRE3 closed on February 24, 2015; the first distribution was in March 2015. There is no reinvestment period; however, principal repayments, for a period ending in February 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(8)
Resource Capital Corp. 2015-CRE4 closed on August 18, 2015; the first distribution was in September 2015. There is no reinvestment period; however, principal repayments, for a period ending in September 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(9)
Moselle CLO S.A. was acquired on February 24, 2014 and the reinvestment period for this securitization expired prior to the acquisition. In the fourth quarter of 2014 the Company began to liquidate Moselle CLO S.A. and, by January 2015, all of the assets were sold.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(unaudited)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	September 30, 2015	December 31, 2014
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$40,274	$—
Bank loans	345	570
Middle market loans	4,086	—
Total specific allowance	44,705	570
General allowance:
Commercial real estate loans	1,840	4,043
Bank loans	739	—
Total general allowance	2,579	4,043
Total allowance for loans	$47,284	$4,613
Allowance as a percentage of total loans	2.2%	0.2%

Loans held for sale: (1)
Bank loans	$2,994	$282
Residential mortgage loans	113,007	113,393
Total loans held for sale	$116,001	$113,675

(1)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of September 30, 2015 (based on carrying value):

Security type:
Whole loans	98.6%
B Notes	1.0%
Mezzanine loans	0.4%
Total	100.0%

Collateral type:
Multifamily	38.0%
Office	19.5%
Retail	13.8%
Hotel	12.8%
Student Housing	8.9%
Mixed Use	3.4%
Other	3.6%
Total	100.0%

Collateral location:
Texas	30.4%
Southern California	15.8%
Northern California	7.5%
Arizona	5.9%
Florida	5.6%
North Carolina	5.0%
Georgia	4.0%
Minnesota	3.8%
Nevada	3.7%
Pennsylvania	2.1%
Washington	1.9%
Utah	1.6%
Other	12.7%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of September 30, 2015 (based on carrying value):

Industry type:
Automobile	13.2%
Diversified/Conglomerate Service	12.5%
Healthcare, Education and Childcare	9.6%
Retail Stores	9.3%
Chemicals, Plastics and Rubber	7.2%
Hotels, Motels, Inns and Gaming	6.5%
Electronics	5.7%
Broadcasting and Entertainment	4.2%
Finance	3.9%
Personal Transportation	3.8%
Leisure, Amusement, Motion Pictures, Entertainment	2.9%
Printing and Publishing	2.6%
Personal, Food and Miscellaneous services	2.6%
Telecommunications	2.5%
Aerospace and Defense	2.3%
Containers, Packaging and Glass	2.1%
Utilities	2.0%
Other	7.1%
Total	100.0%

The following table presents middle market loan portfolio statistics by industry as of September 30, 2015 (based on carrying value):

Industry type:
Diversified/Conglomerate Service	13.0%
Personal, Food, and Miscellaneous Services	13.0%
Hotels, Motels, Inns, and Gaming	9.9%
Telecommunications	8.5%
Structure Finance Securities	8.0%
Healthcare, Education, and Childcare	7.4%
Finance	6.9%
Leisure, Amusement, Motion Pictures, Entertainment	5.6%
Personal Transportation	4.7%
Buildings and Real Estate	4.3%
Broadcasting and Entertainment	3.8%
Beverage, Food and Tobacco	3.6%
Diversified/Conglomerate Manufacturing	3.0%
Home and Office Furnishings, Housewares, and Durable Consumer Products	2.9%
Oil and Gas	1.7%
Insurance	2.0%
Cargo Transport	1.7%
Total	100.0%